   MEDITECH PHARMACEUTICALS, INC. FILES NAME CHANGE TO DELI SOLAR (USA), INC.

FOR IMMEDIATE RELEASE

LIME ROCK, CONNECTICUT, AUGUST 3, 2005 - MEDITECH PHARMACEUTICALS, INC.
(MDPM-OTC: BB) announced today that it has filed Certificates of Amendment to its Articles of Incorporation with the Nevada Secretary of State to reflect a change of its corporate name to "Deli Solar (USA), Inc." and a reverse 1 for 6 split of its shares of common stock. The Company has received its new CUSIP information and is awaiting the issuance of its new trading symbol from NASDAQ.

Deli Solar (USA), Inc. is organized as a holding company, and owns the common stock of the Bazhou Deli Solar Energy Heating Co. Ltd. ("Deli Solar (PRC)"), one
of the largest sellers of hot water and space heating devices to customers in the The People's Republic of China ("PRC").

The Company expects to announce the results for its 2nd Quarter ending June 30,
2005 in mid August.

The Company also announced that its plans for mergers and acquisitions were on track, and that it was having substantive discussions with two parties concerning two separate transactions that, subject to conditions that are normal and customary, are expected to be consummated in 2005.

This press release discusses certain matters that may be considered
"forward-looking" statements within the meaning of Section 27A of the Securities
Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as
amended, or the "safe harbor" provisions of the Private Securities Litigation
Reform Act of 1995, including statements regarding the intent, belief or current expectations of the Company and its management. These forward-looking statements are subject to risks and uncertainties, such as whether management of Company's subsidiary, East-West Distributors, Inc. will remain with the subsidiary and whether it will continue its efforts to seek such regulatory approvals.
Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially and adversely affect the Company. The
Company hereby disclaims any obligation or undertaking to release publicly any updated revisions to any such statements to reflect any change in the Company's expectations or any change in events, conditions or circumstances on which this statement is based.